exhibit 10.2

HALLADOR PETROLEUM COMPANY
RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

This RESTRICTED STOCK UNIT ISSUANCE AGREEMENT (this “Agreement”) is made and entered into as of June 28, 2007 by and between Hallador Petroleum Company, a Colorado corporation (the “Corporation”), and Victor P. Stabio, an individual (“Participant”).

RECITALS

A.  Participant is to render valuable services to the Corporation, and this Agreement evidences the special equity incentive award the Board has authorized for Participant as an inducement to continue in the Corporation’s service.

B.   All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.  Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units for the number of shares of Common Stock indicated below. Each Restricted Stock Unit which vests during Participant’s period of Service shall entitle Participant to receive one share of Common Stock on the specified issue date. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the applicable date or dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

Award Date:	June 28, 2007
Number of Shares Subject to Award:	390,000 shares of Common Stock (the “Shares”)
Vesting Schedule:
The Shares shall vest upon Participant’s completion of the three (3)-year period of Service measured from the Award Date. However, the Shares may be subject to accelerated vesting in accordance with the provisions of Paragraph 5 below. The Shares which vest hereunder shall be issued in accordance with the provisions of Paragraph 7 of this Agreement, subject to the Corporation’s collection of the applicable Withholding Taxes.

2.  Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may make such a beneficiary designation at any time by filing the appropriate form with the Board or its designee.

3.  Cessation of Service. Should Participant cease Service for any reason prior to vesting in the Shares subject to this Award, then the Restricted Stock Units awarded hereunder shall be immediately cancelled, and Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

4.  Stockholder Rights. The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.

5.  Reorganization/Change in Control.

A.  Any Restricted Stock Units subject to this Award at the time of a Reorganization may be assumed by the successor entity or otherwise continued in full force and effect. In the event of such assumption or continuation of the Award, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Reorganization; provided, however, that if the Reorganization event also constitutes a Change in Control, then the special vesting acceleration provisions of Paragraph 5.C of this Agreement shall be applicable.

B.  In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award will be adjusted immediately after the consummation of the Reorganization so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Reorganization would have been converted in consummation of that Reorganization had the Shares actually been issued and outstanding at that time.

C.  If the Restricted Stock Units subject to this Award at the time of the Reorganization are not assumed or otherwise continued in effect in accordance with Paragraph 5.A above or in event such Reorganization also constitutes a Change in Control, then those units shall vest immediately upon the effective date of such Reorganization or Change in Control. The Shares subject to those vested units shall be issued on the closing date of the Change in Control or Reorganization transaction triggering such accelerated vesting (or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Reorganization or Change in Control and distributed at the same time as such stockholder payments), subject to the Corporation’s collection of applicable Withholding Taxes pursuant to the provisions of Paragraph 7. In no event, however, shall the issuance of the vested Shares or the distribution of any other consideration for those Shares be made to Participant later than the later of (i) the close of the calendar year in which the Change in Control or Reorganization transaction is effected, or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of such transaction.

D.  This Agreement shall not in any way affect the right of the Corporation to adjust, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.  Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other similar change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award. Such adjustments shall be made in such manner as the Board deems appropriate in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder. The determination of the Board shall be final, binding and conclusive. In the event of a Change in Control or Reorganization, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 5.

7.  Issuance of Shares of Common Stock/Collection of Withholding Taxes.

A.  On the date on which the Shares vest in accordance with the provisions of this Agreement or as soon as administratively practicable following such vesting date, the Corporation shall issue to or on behalf of Participant a certificate for those vested Shares, subject to the Corporation’s collection of the applicable Withholding Taxes and Participant’s delivery of any representations required of him or her pursuant to Paragraph 8.B. Such issuance shall be effected no later than the later of (i) the end of the calendar year in which the applicable vesting date occurs, or (ii) the fifteenth (15th) day of the third (3rd) calendar month following such vesting date, with the applicable Withholding Taxes to be collected on or before such issuance.

B.  Unless Participant (i) otherwise makes satisfactory arrangements with the Corporation on or before the date on which the Shares vest under this Award to pay the applicable Withholding Taxes through the delivery of a check payable to the Corporation in a dollar amount equal to the Withholding Taxes which the Corporation must collect from Participant in connection with the vesting and concurrent issuance of such Shares, and (ii) in fact delivers such check to the Corporation not later than that vesting date, the Corporation shall collect the applicable Withholding Taxes by withholding from the vested Shares otherwise issuable to Participant at that time, a portion of those Shares with a Fair Market Value (measured as of the vesting date) equal to the applicable Withholding Taxes; provided, however, that the number of Shares so withheld shall not exceed in Fair Market Value the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

C.  Except as otherwise provided in Paragraph 5 and Paragraph 7.B, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to that Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

8.  Securities Law Compliance

A.  The Shares issued under this Agreement will not be registered under the 1933 Act and will be issued to Participant in reliance upon the private placement exemption from such registration provided under Section 4(2) of the 1933 Act. Participant hereby confirms that Participant has been informed that the issued Shares will be restricted securities under the 1933 Act and may not be resold or transferred unless those shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Participant hereby acknowledges that Participant will acquire the Shares for investment purposes only and not with a view to resale and will hold the Shares for an indefinite period and that Participant is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of restricted securities will require such shares to be held for a period of at least one year after their issuance pursuant to this Agreement.

B.  Upon demand by the Corporation, Participant shall deliver to the Corporation a representation in writing that Participant will acquire the Shares issued under this Agreement for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Corporation may require. Should the Corporation make such demand, then delivery of such representation shall be a condition precedent to Participant’s right to the issuance of the Shares.

C.  Participant shall make no disposition of the issued Shares unless and until there is compliance with all of the following requirements:

(i)  Participant shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii)  Participant shall have provided the Corporation with an opinion of counsel, in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act, or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Shares issued pursuant to this Agreement which have been sold or transferred in violation of the provisions of this Agreement, or (ii) to treat as the owner of those Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

D.   The stock certificates for any Shares issued under this Agreement shall be endorsed with the following restrictive legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a ‘no action’ letter of the Securities and Exchange Commission with respect to such sale or offer or (c) an opinion of counsel, in form satisfactory to the Corporation, that registration under such Act is not required with respect to such sale or offer.”

9.  Benefit Limit. In the event the vesting and issuance of the Shares subject to this Award would constitute a parachute payment under Code Section 280G, the vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued under this Award will be limited to the greater of (i) the number of Shares which can vest and be issued without triggering a parachute payment under Code Section 280G, or (ii) the maximum number of Shares which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued Shares after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those Shares and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Service.

10.  Compliance with Other Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.

11.  Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.  Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant and the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

13.  Construction. All interpretations and constructions of the provisions of this Agreement and all determinations on any questions arising under this Agreement shall be made by the Board, and its decisions on such matters shall be conclusive and binding on all persons having an interest in this option.

14.  Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Colorado without resort to that State’s conflict-of-laws rules.

15.  Employment at Will. Nothing in this Agreement shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

HALLADOR PETROLEUM COMPANY

By:	/s/ David Hardie
Title:	Chairman of the Board
PARTICIPANT: Victor P. Sabio

Signature:	/s/ Victor P. Stabio
Address:

1-LA/943456.2

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:

A.  Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B.  Award shall mean the award of Restricted Stock Units made to Participant pursuant to the terms of the Agreement.

C.  Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.  Board shall mean the Corporation’s Board of Directors.

E.  Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:

(i)  the acquisition of any person or group of related persons (as determined pursuant to section 13(d)(3) of the 1934 Act) of beneficial ownership of securities of the Corporation representing fifty percent (50%) or more of the total number of votes that may be cast for the election of Board members, or

(ii)  stockholder approval of (A) any agreement for a merger or consolidation in which the Corporation will not survive as an independent corporation or (B) any sale, exchange or other disposition of all or substantially all of the Corporation’s assets.

In determining whether a subparagraph (i) acquisition has occurred, the person acquiring beneficial ownership of the securities must be someone other than a person or an affiliate of a person that, as of January 15, 1993, is the beneficial owner of securities of the Corporation representing twenty percent (20%) or more of the total number of votes that may be cast for the election of Board members. The Board’s reasonable determination as to whether a Change in Control event has occurred shall be final and conclusive.

F.  Code shall mean the Internal Revenue Code of 1986, as amended.

G.  Common Stock shall mean the shares of the Corporation’s common stock.

H.  Corporation shall mean Hallador Petroleum Company and any successor corporation to all or substantially all of the assets or voting stock of Hallador Petroleum Company, which shall by appropriate action assume the Award.

I.  Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.  Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)  If the Common Stock is listed upon one or more established Stock Exchanges, then the Fair Market Value per share shall be deemed to be the averages of the quoted closing prices of the Common Stock on such Stock Exchanges on the date for which the determination is made, or if no sale shall have been made on any Stock Exchange on that day, on the next preceding day on which there was such a sale.

(ii)  If the Common Stock is not listed upon an established Stock Exchange but is actively traded on the NASDAQ System, the Fair Market Value per share shall be deemed to be the last reported sale price for the date for which the determination is made or (in the absence of any sale on such date) the mean between the dealer “bid” and “ask” closing prices of the Common Stock on the NASDAQ System on such day or, if there shall have been no trading or quotes of the Common Stock on that day, on the next preceding day on which there was such trading or quotes.

(iii)  If none of the foregoing apply, the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Board by applying any reasonable valuation method.

K.  1933 Act shall mean the Securities Act of 1933, as amended.

L.  1934 Act shall mean the Securities Exchange Act of 1934, as amended.

M.  Participant shall mean the person to whom the Award is made pursuant to the Agreement.

N.  Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

O.  Restricted Stock Unit shall mean each unit subject to the Award which shall entitle Participant to receive one (1) share of Common Stock upon the vesting of that unit.

P.  Reorganization shall mean the occurrence of any of the following transactions:

(i)  the Corporation is merged or consolidated with another corporation and the Corporation is not the surviving corporation, or

(ii)  all or substantially all of the assets of the Corporation are acquired by another entity, or

(iii)  the Corporation is liquidated or reorganized,

Q.  Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary), or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation. Except to the extent otherwise required by law or expressly authorized by the Board or the Corporation’s written leave of absence policy, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

R.  Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

S.  Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T.  Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and concurrent issuance of the shares of Common Stock under the Award and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with such vesting and issuance of those shares.